QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2002

Allstate Life Insurance Company of New York
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	333-100029 (Commission File Number)	36-2608394 (IRS Employer Identification Number)
One Allstate Drive, P.O. Box 9095, Farmingville, NY (Address of Principal Executive Offices)		11738 (Zip Code)

Registrant's telephone number, including area code (516) 451-5300

Item 5. Other Events

        On December 2, 2002, the Chicago Regional Director of the National Labor Relations Board (NLRB) dismissed the petition of the United Exclusive Allstate Agents, Office and Professional Employees International Union in which the union had sought to be certified as the collective bargaining representative of all Allstate agents in the United States. The Regional Director agreed with The Allstate Corporation's position that the agents are independent contractors, not employees, and that, consequently, the NLRB lacks jurisdiction over the issue. The dismissal is subject to appeal to the NLRB in Washington, DC.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
	By	/s/ SAMUEL H. PILCH
Name: Samuel H. Pilch
Title: Group Vice President and Controller

December 2, 2002

3

QuickLinks

  Item 5. Other Events